EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Date: February 7, 2014

AISLING CAPITAL II, LP
By: Aisling Capital Partners, LP, As its General Partner
By: Aisling Capital Partners, LLC, As its General Partner
By:	/s/ Lloyd Appel
Name: Lloyd Appel Title: Chief Financial Officer

AISLING CAPITAL PARTNERS, LP
By: Aisling Capital Partners, LLC, As its General Partner
By:	/s/ Lloyd Appel
Name: Lloyd Appel Title: Chief Financial Officer

AISLING CAPITAL PARTNERS, LLC
By:	/s/ Lloyd Appel
Name: Lloyd Appel Title: Chief Financial Officer

STEVE ELMS
By:	/s/ Steve Elms

DENNIS PURCELL
By:	/s/ Dennis Purcell

ANDREW SCHIFF
By:	/s/ Andrew Schiff